UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2015 (June 8, 2015)

NANOSPHERE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33775	36-4339870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4088 Commercial Avenue, Northbrook, Illinois	60062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 400-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2015, Nanosphere, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with institutional accredited investors (the “Investors”) in a registered direct offering of 4,400 shares of the Company’s Series B Convertible Preferred Stock (The “Series B Preferred Stock”), which are convertible into a total of 1,203,830 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), at a conversion price of $3.655, and warrants to purchase shares of Common Stock exercisable for up to 1,203,830 additional shares of Common Stock, in the aggregate (the “Investor Warrants”). The Investor Warrants have an exercise price of $3.54 per share and are exercisable for 5 years commencing six months from the closing date.

The rights, preferences and privileges of the Series B Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which the Company filed with the Delaware Secretary of State on June 10, 2015 that was effective upon filing. Each share of Series B Convertible Preferred Stock is convertible into shares of the Company’s Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting shares Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Company’s Common Stock then issued and outstanding, which may be increased to 9.99% in certain circumstances. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series B Preferred Stock will receive a payment equal to $0.01 per share of Series B Preferred Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series B Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series B Preferred Stock will be required to amend any provision of our certificate of incorporation that would have a materially adverse effect on the rights of the holders of the Series B Preferred Stock. Shares of Series B Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Series B Preferred Stock will participate on an as-if-converted-to-Common Stock basis, in any dividends to the holders of Common Stock. Shares of Series B Preferred Stock will rank:

•	senior to all of our Common Stock to the extent of its liquidation preference of $44.00;

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series B Preferred Stock to the extent of its liquidation preference of $44.00;

•	senior to warrants to purchase 6,801 shares of our Common Stock outstanding prior to June 8, 2015, warrants to purchase 1,168,659 shares of our Common Stock issued in a private placement on May 14, 2015, warrants to purchase 1,000,000 shares of our Common Stock to be issued under the 2015 Loan Agreement (as defined below), warrants to purchase an aggregate of 70,120 shares of our Common Stock issued to the placement agent or certain of its principals in the offering of Series A Preferred Stock completed on May 14, 2015, warrants to purchase 1,203,830 shares of our Common Stock to be issued in the concurrent private placement, and warrants to purchase 72,230 shares of our Common Stock to be issued to the placement agent in this offering, in each case to the extent of its liquidation preference of $44.00; and

•	on parity to our Series A Convertible Preferred Stock issued on May 14, 2015 and any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock.

On June 11, 2015, the Company completed the issuance and sale of the Series B Preferred Stock and Investor Warrants for $4.4 million. Net proceeds from the sale of the shares of convertible preferred stock and warrants after placement agent fees and other offering expenses are expected to be approximately $4.0 million. The Company intends to use the proceeds of the offering for general corporate purposes and working capital. Under the terms of the Purchase Agreement, the Company is restricted from selling equity securities for the first 150 days following the closing of the offering of Series A Preferred Stock on May 14, 2015 (i.e. October 11, 2015), subject to certain exceptions. This restriction shall lapse if the Company’s Common Stock achieves a volume weighted average price of least $6 per share with an average daily trading volume of at least $250,000 for any period of 20 consecutive trading days.

The issuance and sale of the Series B Preferred Stock was completed pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-183916), including the prospectus dated November 5, 2012 contained therein, and the prospectus supplement thereto dated June 8, 2015.

The issuance and sale of the Investor Warrants to the Investors was completed in a concurrent private placement. The Investor Warrants and the shares of our Common Stock issuable upon the exercise of the Investor Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), and were issued and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

In connection with the issuance and sale of the Series B Preferred Stock and Investor Warrants, and as partial payment of the placement agent’s fees in connection therewith, the Company issued to the placement agent and certain of its principals warrants to purchase an aggregate of 72,230 shares of our Common Stock at an exercise price of $3.54 per share and otherwise with the same terms and conditions as the Investor Warrants (the “PA Warrants”).

In connection with the issuance and sale of Investor Warrants, the Company also entered into a registration rights agreement with the Investors (the “Investor RRA”) pursuant to which the Company will be required to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) to register the resale by the Investors and their permitted transferees of shares of Common Stock issuable to them upon exercise of the Investor Warrants and use its reasonable best efforts to maintain the effectiveness of such registration statement(s).

The foregoing is only a brief description of the material terms of the Purchase Agreement, the Investor Warrants, the PA Warrants and the Investor RRA, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, the Investor Warrants, the PA Warrants and the Investor RRA. The Purchase Agreement and Investor RRA are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference. The Investor Warrants and PA Warrants are filed as Exhibits 4.1 to 4.7 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The statements in Item 1.01, above, describing the Investor Warrants and the PA Warrants are incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The statements in Item 1.01, above, describing the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, which the Company filed with the Delaware Secretary of State on June 10, 2015, are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Nanosphere, Inc. dated June 10, 2015.

4.1	Warrant to purchase common stock dated June 11, 2015 issued to Sabby Healthcare Master Fund, Ltd.

4.2	Warrant to purchase common stock dated June 11, 2015 issued to Sabby Volatility Warrant Master Fund, Ltd.

4.3	Warrant to purchase common stock dated June 11, 2015 issued to H.C. Wainwright & Co, LLC.

4.4	Warrant to purchase common stock dated June 11, 2015 issued to Noam Rubinstein.

4.5	Warrant to purchase common stock dated June 11, 2015 issued to Michael Vasinkevich.

4.6	Warrant to purchase common stock dated June 11, 2015 issued to Mark Viklund.

4.7	Warrant to purchase common stock dated June 11, 2015 issued to Charles Worthman.

4.8	Specimen stock certificate for Series B Convertible Preferred Stock.

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Securities Purchase Agreement dated June 8, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

10.2	Registration Rights Agreement dated June 8, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOSPHERE, INC.

(Registrant)

By:	/s/ Michael K. McGarrity
Michael K. McGarrity
President and Chief Executive Officer

Date: June 11, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Nanosphere, Inc. dated June 10, 2015.

4.1	Warrant to purchase common stock dated June 11, 2015 issued to Sabby Healthcare Master Fund, Ltd.

4.2	Warrant to purchase common stock dated June 11, 2015 issued to Sabby Volatility Warrant Master Fund, Ltd.

4.3	Warrant to purchase common stock dated June 11, 2015 issued to H.C. Wainwright & Co, LLC.

4.4	Warrant to purchase common stock dated June 11, 2015 issued to Noam Rubinstein.

4.5	Warrant to purchase common stock dated June 11, 2015 issued to Michael Vasinkevich.

4.6	Warrant to purchase common stock dated June 11, 2015 issued to Mark Viklund.

4.7	Warrant to purchase common stock dated June 11, 2015 issued to Charles Worthman.

4.8	Specimen stock certificate for Series B Convertible Preferred Stock.

5.1	Opinion of Seyfarth Shaw LLP.

10.1	Securities Purchase Agreement dated June 8, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.

10.2	Registration Rights Agreement dated June 8, 2015 by and between the Company, Sabby Volatility Warrant Master Fund, Ltd. And Sabby Healthcare Master Fund, Ltd.